Exhibit 10.2
EXECUTIVE EMPLOYMENT AGREEMENT
This Executive Employment Agreement (this “Agreement”) is entered into, to be effective as of January 8, 2009 (the “Effective Date”), between Black Gaming, LLC, a Nevada limited liability company (the “Company”) and Anthony Toti (the “Executive”). The Company and the Executive are individually a “Party” and collectively, the “Parties.”
Preliminary Statements
A. The Executive is an employee of the Company and has been such since October 2007.
B. Subject to the terms and conditions set forth herein, the Company desires to continue to employ the Executive and to enter into this Agreement embodying the existing terms of such employment, and the Executive desires to enter into this Agreement and accept such employment.
Agreement
In consideration of the mutual covenants and for other good and valuable consideration, the Parties hereto agree as follows:
1. Definitions. In addition to certain terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings:
1.1 “Affiliate” shall mean any Person who controls, is controlled by, or is under common control with the Company.
1.2 “Approvals” shall have the mean provided in Section 9.13.
1.3 “Business Day” shall mean any day other than a weekend, a federal or Nevada state holiday or a vacation day for the Executive.
1.4 “Cause” shall mean:
(a) the indictment of the Executive by a state or federal grand jury of competent jurisdiction or the filing of a criminal complaint or information, for a felony or any other offense involving embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity;
(b) the conviction of, or judgment against, the Executive by a civil or criminal court of competent jurisdiction for a felony or any other offense involving embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity;

(c) the denial, revocation or suspension of a license, qualification or the suitability of the Executive by the Gaming Authorities, whose consent, approval, license, waiver, order, determination of suitability or other authorization that is required in connection with the operation of the Company or its Affiliates;
(d) the Executive has engaged in misconduct, failed to follow a reasonable directive, including any reasonable directive given by the Company, or engaged in material inattention to the Company’s business;
(e) the Executive has materially breached the terms of this Agreement;
(f) the Executive has engaged in acts or omissions that constitute gross negligence or willful misconduct resulting, in either case, in material economic harm to the Company; or
(g) the Executive has engaged in excessive absenteeism.
1.5 “Company Property” shall mean all items and materials that are created, compiled, existing, or received by the Company during the course of the Executive’s employment with the Company, all items and materials provided by the Company to the Executive, or to which the Executive has access, in the course of his employment, including, without limitation, all files, records, documents, drawings, specifications, memoranda, notes, reports, manuals, equipment, computer disks, videotapes, drawings, blueprints, other similar items relating to or emanating from the Company, its Affiliates or their respective customers, whether prepared by the Executive or others, and any and all copies, abstracts and summaries thereof.
1.6 “Confidential Information” shall mean all nonpublic and/or proprietary information (in whatever form, including, without limitation, information that is written, electronically stored, orally transmitted or memorized) relating to the business of the Company or any Affiliate or that is created, discovered, developed, or otherwise becomes known to the Company, including, without limitation, its patrons, customer lists, products, programs, projects, promotions, marketing plans and strategies, business plans or practices, business operations, employees, invitees, research and development products or information, intellectual property, software, databases, pricing information and accounting and financing data. Confidential Information shall include such information whether furnished before or after the Effective Date, and shall include information concerning the Company’s or any Affiliate’s customers, such as their identity, address, preferences, playing patterns and ratings or any other information kept by the Company or any Affiliate concerning its customers regardless of whether such information has been reduced to documentary or tangible form. Confidential Information does not include information that is, or becomes, available to the general public unless such availability occurs through an unauthorized act on the part of the Executive.

1.7 “Disability” shall mean a physical or mental incapacity that occurs during the Term that prevents the Executive from performing, with reasonable accommodation, the essential functions of his position with the Company for a minimum period of 90 days. In the Event of Disability, the Executive hereby agrees to submit to medical examinations by a licensed healthcare professional selected by the Company, in its sole discretion, to determine whether a Disability exists. In addition, the Executive may submit to the Company documentation of a Disability, or lack thereof, from a licensed healthcare professional of his choice. Following a determination of a Disability or lack of Disability by the Company’s or the Executive’s licensed healthcare professional, the other Party may submit subsequent documentation relating to the existence of a Disability from a licensed healthcare professional selected by such other Party. In the event that the medical opinions of such licensed healthcare professionals conflict, such licensed healthcare professionals shall appoint a third licensed healthcare professional to examine the Executive, and the opinion of such third licensed healthcare professional shall be dispositive.
1.8 “Gaming Authorities” shall mean the state and local governmental, regulatory and administrative authorities, agencies, boards and officials responsible for or involved in the regulation of gaming, gaming activities or the operations of the Company in any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Commission and the Nevada State Gaming Control Board.
1.9 “Indemnifiable Action” shall have the meaning provided in Section 8.
1.10 “Person” shall mean a natural person, any form of business and any other non-governmental legal entity including, but not limited to, a corporation, partnership, trust, or limited liability company.
1.11 “Salary” shall have the meaning provided in Section 4.1.
1.12 “Term” shall have the meaning provided in Section 2.2.
1.13 “Termination Without Cause” shall have the meaning provided in Section 5.3.
1.14 “Voluntary Termination” shall have the meaning provided in Section 5.4.
2. Term.
2.1 Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, in the position and with the duties and responsibilities as set forth in Section 3 for the Term, subject to the terms and conditions of this Agreement.
2.2 Term. The initial term (“Term”) shall commence as of the Effective Date and shall terminate, unless sooner terminated as provided in Section 5, at 11:59 p.m. (Pacific Standard Time), on December 31, 2009; provided that the Term shall automatically renew for successive one year periods unless: (i) it has sooner terminated as provided in Section 5; or (ii) either Party has notified the other in writing at least 30 days prior to the otherwise scheduled expiration of the Term that such Term shall not so renew.

3. Position. During the Term, the Executive shall be employed as Chief Operating Officer of the Company with the duties, responsibilities and authorities customarily associated with such position for other businesses of the same size and industry, together with any other duties as may be reasonably requested by the Company from time to time, which may include duties for one or more Affiliates of the Company. In performing the Executive’s duties under this Agreement, the Executive shall perform such duties subject to supervision and in accordance with the written policies and directives established by the Company.
4. Compensation and Benefits.
4.1 Salary. During the Term, the Company shall pay the Executive an annualized rate of Two Hundred and Fifty Thousand Dollars ($250,000) (the “Salary”), which shall accrue in equal bi-weekly installments in arrears and shall be payable in accordance with the payroll practices of the Company in effect from time to time.
4.2 Annual Bonus. If the Executive is employed by the Company as of December 31, the Company shall pay the Executive a bonus of $50,000; if the Executive is terminated prior to such date for any reason or if such Employee terminates this Agreement prior to such date, the Executive shall have no right to receive any portion of such amount.
4.3 Reimbursement. During the Term, the Executive shall be entitled to receive reimbursement by the Company, upon submission of adequate documentation, for all reasonable out-of-pocket expenses incurred by the Executive in performing services under this Agreement.
4.4 Pension and Welfare Benefit Plans and Other Plans. Beginning on the Effective Date, the Executive shall be entitled to participate in all employee benefit programs and plans, consistent with the terms of such programs and plans, made available to the Company’s executives or salaried employees generally, as such programs may be in effect from time to time.
4.5 Other Perquisites. During the Term, the Executive also shall be entitled to any of the Company’s executive perquisites in accordance with the terms and provisions of the applicable policies. The Executive shall be entitled to participate in all PTO and vacation programs, consistent with the terms of such programs, made available to the Company’s executives or salaried employees generally, as such programs may be in effect from time to time.
4.6 Withholding and Other Deductions. All compensation payable to the Executive hereunder shall be subject to all such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.
5. Termination of Employment.
5.1 Termination Due to Death or Disability.
(a) In the event of the cessation of the Executive’s employment under this Agreement due to death or Disability of the Executive, the Executive or the Executive’s legal representatives, as the case may be, shall be entitled to:
(i) (A) in the case of death, the earned and unpaid Salary as of the date of the death, or (B) in the case of Disability, Salary at the rate in effect at the determination of Disability through the date of such determination of Disability;

(ii) reimbursement for expenses incurred but not yet reimbursed by the Company; and
(iii) any other compensation and benefits to which the Executive or legal representatives may be entitled to under the applicable plans, programs and agreements of the Company.
5.2 Termination by the Company for Cause.
(a) The Company may terminate the Executive’s employment for Cause at any time during the Term by giving written notice to the Executive of the Company’s intention to terminate his employment for Cause; such termination shall be effective as of the date of such notice to the Executive. In the event the Executive’s employment is terminated by the Company for Cause, the Executive shall be entitled to:
(i) the Salary at the rate in effect at the time of termination through the date of termination of employment;
(ii) reimbursement for expenses incurred but not yet reimbursed by the Company; and
(iii) any other compensation and benefits to which the Executive may be entitled under applicable plans, programs and agreements of the Company.
The Executive’s entitlement to the foregoing shall be without prejudice to the right of the Company to claim or sue for any damages or other legal or equitable remedy to which the Company may be entitled as a result of such Cause; provided, however, that offset shall not be available to the Company in any event.
5.3 Termination without Cause. In the event the Executive’s employment is terminated by the Company without Cause (“Termination Without Cause”), which shall not include a termination pursuant to Section 5.2 and which shall be effective immediately, unless a later date is stated, upon delivery of a written notice of such termination from the Company to the Executive, the Executive shall be entitled to.
(a) an amount equal to the Salary for the remainder of the Term (the “Salary Termination Payment”). The Executive may elect, at the Executive’s option to receive the Salary Termination Payment either (i) in equal monthly installments over the remaining period of the Term, or (ii) in a lump-sum payment within one Business Day following termination of the Executive’s employment;
(b) reimbursement for expenses incurred but not yet reimbursed by the Company; and
(c) any other compensation and benefits to which the Executive may be entitled under applicable plans, programs and agreements of the Company.

5.4 Voluntary Termination. A “Voluntary Termination” shall mean a termination of employment by the Executive on his own initiative. In the event of a Voluntary Termination, the Executive shall be entitled to:
(a) the Salary at the rate in effect at the time of termination through the date of termination of employment;
(b) reimbursement for expenses incurred but not yet reimbursed by the Company; and
(c) any other compensation and benefits to which the Executive may be entitled under applicable plans, programs and agreements of the Company.
5.5 No Mitigation; No Offset. In the event of any termination of the Executive’s employment under this Agreement, the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain.
6. Non-Solicitation and Non-Disclosure.
6.1 General. The Parties understand and agree that the purpose of the restrictions contained in this Section 6 is to protect the goodwill and other legitimate business interests of the Company, and that the Company would not have entered into this Agreement in the absence of such restrictions. The Executive acknowledges and agrees that the restrictions are reasonable and do not, and will not, unduly impair his ability to make a living after the termination of his employment with the Company.
6.2 Non-Solicitation. In consideration for this Agreement to employ the Executive and the other valuable consideration provided for hereunder, during the Term and for a period of 12 months after the date of Executive’s termination of employment under this Agreement, the Executive warrants and covenants that he shall not unless acting on behalf of the Company or on behalf of any Affiliate, directly or indirectly, for himself or any third party, or alone or as a member of a partnership or corporation or limited liability company, or as an officer, director, shareholder or otherwise:
(a) call on, solicit, induce to leave and/or take away, or attempt to call on, solicit, induce to leave and/or take away, any of the customers of the Company, either for the Executive’s own account or for any third party;
(b) call on, solicit and/or take away, any potential or prospective customer of the Company, on whom the Executive called or with whom Executive became acquainted during employment (either before or during the Term), either for Executive’s own account or for any third party; and/or
(c) approach or solicit any employee or independent contractor of the Company or its Affiliates with a view towards enticing such person to leave the employ or service of the Company, or hire or contract with any employee or independent contractor of the Company, without the prior written consent of the Company, such consent to be within the Company’s sole and absolute discretion.

6.3 Non-Disclosure. In consideration for this Agreement to employ the Executive and the other valuable consideration provided for hereunder, except in connection with the Executive’s performance of his duties hereunder and without limiting the provisions of Section 7, the Executive warrants and covenants that he shall not engage in the following acts:
(a) disclose to any third party the names and addresses of any of the customers of the Company, or any other information pertaining to those customers; and/or
(b) disclose to any third party any Confidential Information.
6.4 Survival. The Executive agrees that the provisions of this Section 6 shall survive the termination of this Agreement.
7. Confidential Information and Company Property.
7.1 Confidential Information. The Executive understands and acknowledges that Confidential Information constitutes a valuable asset of the Company and its Affiliates and may not be converted to the Executive’s own or any third party’s use by the Executive. Accordingly, the Executive hereby agrees that he shall not directly or indirectly, during the Term or any time thereafter, disclose any Confidential Information to any Person except in the course of carrying out the Executive’s responsibilities on behalf of the Company or except in the event that the Executive is authorized to disclose such Confidential Information by the Company. The Executive further agrees that he shall not directly or indirectly, during the Term or any time thereafter, use or make use of any Confidential Information in connection with any business activity other than that of the Company. The Parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company’s rights or the Executive’s obligations under any applicable laws regarding trade secrets and unfair trade practices.
7.2 Company Property. All Company Property is and shall remain exclusively the property of the Company. Unless authorized in writing to the contrary, the Executive promptly shall deliver to the Company upon termination or expiration of this Agreement, or at any other time the Company reasonably may so request, all Company Property that the Executive has in his possession.
7.3 Required Disclosure. In the event the Executive is required by law or court order to disclose any Confidential Information or to produce any Company Property, the Executive promptly shall notify the Company of such requirement and provide the Company with a copy of any court order or of any law that requires such disclosure and, if the Company so elects, to the extent permitted by law, give the Company an adequate opportunity, at its own expense, to contest such law or court order prior to any such required disclosure or production by the Executive.
7.4 Survival. The Executive agrees that the provisions of this Section 7 shall survive the termination of this Agreement.

8. Indemnification. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Indemnifiable Action”), by reason of the fact that he is or was an officer of the Company or is or was serving at the request of the Company as an officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, regardless of whether the basis of such Indemnifiable Action is alleged action in an official capacity as an officer, employee or agent, the Company shall indemnify, defend, and hold the Executive harmless to the fullest extent permitted by Nevada law and the Company’s bylaws and operating agreements, as applicable, as the same exist or may hereafter be amended (but, in the case of any such amendment to the Company’s bylaws and/or operating agreement(s), only to the extent such amendment permits the Company to provide broader indemnification rights than the Company’s bylaws and/or operating agreement(s) permitted by the Company to provide before such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, costs, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith. The indemnification allowed by this Section does not include suits initiated by the Executive against the Company.
9. Miscellaneous.
9.1 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given: (i) two Business Days after being sent by a nationally recognized overnight delivery service; or (ii) upon receipt of electronic or other confirmation of transmission if sent via facsimile, in each case at the addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice) set forth below:

Executive:	Anthony Toti

Company:	Black Gaming, LLC
10777 W. Twain Avenue, Suite 322
Las Vegas, Nevada 89135
Attention:
9.2 Arbitration. Except for disputes relating to Worker’s Compensation claims of the Executive, any and all disputes that may arise between the Parties, which shall include, but are not limited to, any employment related claim whether based on statute or common law and/or disputes relating to this Agreement, shall be resolved by arbitration administered by the American Arbitration Association under its National Rules for Resolution of Employment Disputes or other applicable rules or as otherwise mutually agreed to by the Parties. Any arbitration under this Section shall take place in Las Vegas, Nevada and shall be governed by the procedural and substantive law of Nevada. However, nothing herein shall preclude or prohibit the Company or the Executive from seeking or obtaining injunctive relief in court.

9.3 Beneficiaries. In the event of the Executive’s death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiaries, estate or other legal representative.
9.4 Representations and Warranties of the Executive. The Executive hereby represents and warrants that he has the full legal capacity to enter into this Agreement and that there is no agreement to which he is a party or beneficiary that would prevent, contravene or otherwise adversely impact the Executive’s ability to comply with the terms and obligations set forth herein.
9.5 Representations and Warranties of the Company. As of the Effective Date, the Company further represents and warrants to the Executive that upon execution of this Agreement, this Agreement shall become a binding obligation of the Company and shall be enforceable against it in accordance with its terms, except as may be limited by laws generally affecting the enforcement of contracts. The Company has the power to enter into and perform all of its obligations under this Agreement, and this Agreement has been authorized by all necessary action on the party of the Company.
9.6 Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and assigns; provided, however, that no rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive, other than rights to compensation and benefits hereunder, that may be transferred only by will or operation of law and subject to the limitations of this Agreement.
9.7 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties relating to the subject matter set forth herein, except that this Agreement shall not be superseded by but shall operate in tandem with any employee benefit plans.
9.8 Amendment or Waiver. This Agreement cannot be changed, modified or amended without the consent in writing of both the Executive and the Company. No waiver by either party at any time of any breach by the other party of any condition or provisions of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.
9.9 Interpretation. The captions of the sections of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of this Agreement. Any pronouns or references used herein shall be deemed to include the masculine, feminine or neuter genders as appropriate. Any expression in the singular or the plural shall, if appropriate in the context, include both the singular and the plural.
9.10 Partial Invalidity. Each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provisions herein are, for any reason, held to be invalid, illegal or unenforceable in any respect, such provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provisions or any other provisions hereof, unless such a construction would be unreasonable.

9.11 Survival. The respective rights and obligations of the Parties shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.
9.12 Governing Law. To the extent not otherwise expressly stated herein, any and all dispute resolution shall be governed by and construed and interpreted in accordance with the procedural and substantive laws of the State of Nevada without reference to the principles of conflict of laws thereof.
9.13 Gaming Investigation. In the event the Executive is required to apply for and obtain any license, permit, approval, authorization, registration, finding of suitability, or otherwise from any Gaming Authority necessary for the conduct of the Executive’s business on behalf of the Company (collectively, the “Approvals”), then the Company shall pay all costs and expenses of any nature whatsoever, including reasonable attorneys’ fees, in connection with such Approvals, including, without limitation, any costs and expenses of any nature whatsoever associated with the investigation of the Executive by any Gaming Authority.
9.14 Attorneys’ Fees. In the event an action, claim or suit is brought to enforce the terms of this Agreement or to collect damages claimed as a result of a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and all other expenses reasonably associated with the enforcement of this Agreement.
9.15 Headings. The headings of the sections and subsections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.
9.16 Counterparts. This Agreement may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement with the same effect as if all Parties had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.
9.17 Acknowledgment. The Executive represents and acknowledges that he has carefully read this Agreement in its entirety, understands the terms and conditions contained herein, has had the opportunity to review this Agreement with legal counsel of his own choosing and has not relied on any statements made by the Company or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement. The Executive further acknowledges that he is executing this Agreement freely, knowingly and voluntarily and that the Executive’s execution of this Agreement is not the result of any fraud, duress, mistake, or undue influence whatsoever.
(Signature page follows.)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of Effective Date.

COMPANY:		EXECUTIVE:

BLACK GAMING, LLC, a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.	/s/ Anthony Toti

	Its:	Anthony Toti